EXHIBIT 8
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GRANT THORNTON LLP
CHARTERED ACCOUNTANTS
MANAGEMENT CONSULTANTS



CONSENT OF GRANT THORNTON LLP


We hereby consent to the inclusion in Compton Petroleum Corporation's Annual Report on Form 40-F for the year ended December 31, 2003 of our audit report dated April 19, 2004, on the consolidated balance sheets of Compton Petroleum Corporation as at December 31, 2003 and 2002, and the consolidated statements of earnings, retained earnings and cash flow for each of the years in the three year period ended December 31, 2003, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.


/s/ GRANT THORNTON LLP

Chartered Accountants
Calgary, Alberta
April 19, 2004





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